Exhibit 99.1
Annie’s Reports First Quarter Financial Results, Reaffirms Full Year Guidance
Berkeley, California, August 7, 2014 -- Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced financial results for the first quarter ended June 30, 2014.
Highlights:

•	Net sales were $43.3 million in the first quarter, an increase of 10.1%; consumption grew in the high teens[1]

•	Net loss for the quarter was $0.07 per share; adjusted net loss was $0.06 per share

•
Results included a $0.03 per share stock-based compensation charge related to prior periods and $0.03 per share of unanticipated professional services fees; excluding these items, the business delivered a breakeven performance for the quarter on adjusted net income, ahead of expectations

•	Reaffirms full-year guidance, including adjusted net sales growth of 18% to 20% and adjusted diluted EPS of $0.88 to $0.95
“We remain on track to deliver our top- and bottom-line growth targets for the year. In the first quarter, consumer trends remained strong and we made good progress in our efforts to improve execution in a number of key areas,” commented John Foraker, CEO of Annie’s. “As expected, financial results were impacted by customer inventory reductions and a significant increase in organic wheat costs. Underlying operating performance was ahead of expectations, but was offset by stock-based compensation expenses related to prior periods and higher-than-expected professional services fees.
“As we look ahead to the remainder of fiscal 2015, we are confident in our ability to deliver much improved financial results. Our strategies position us well for solid volume growth, driven by base business growth and strong innovation, and we expect margins in the second half of the year to benefit from price realization and important operational improvements. We feel confident that the trends that have supported the rapid growth of our business will continue to drive our performance long-term. Our Board and management continue to be intensely focused on taking all steps necessary to deliver on Annie’s substantial potential,” concluded Foraker.
First Quarter Results
For the first quarter, Annie’s reported net sales of $43.3 million, up 10.1% year-over-year. Sales related to planned contract manufacturing revenues associated with the Joplin acquisition contributed year-over-year growth of $2.0 million, or 5.2%. Net sales from the base business grew by $1.9 million, or 4.9%, led by double-digit growth in snacks. Base business performance was impacted by a 45% decline in sales to the Company’s largest customer as part of its inventory optimization program. Net sales to other customers increased 20%, reflecting continued strong growth trends in conventional channels.

1Source: Syndicated and proprietary retail sales data for most applicable 12-week period.
2 Adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings (loss) per share are non-GAAP financial measures and must be read in conjunction with the important information about these measures and the full reconciliation to the most comparable GAAP measures set forth below.

Gross margin for the quarter was 28.2%, compared to an adjusted gross margin of 38.8% in last year’s first quarter. Gross margin performance was impacted by higher commodity costs, particularly organic wheat, as well as higher trade spending and mix changes, including the impact of the Joplin supply agreement.
Selling, general and administrative expenses (“SG&A”) were 32.7% of net sales, while adjusted SG&A expenses increased by 360 basis points to 32.3% of net sales. The increase in SG&A as a percentage of net sales reflects higher professional services expense, primarily audit, legal and consulting fees related to addressing the material weakness and associated legal matters, and higher stock-based compensation expense resulting from a $0.9 million charge related to prior years. Excluding the impact of both of these items, adjusted SG&A percentage was modestly favorable to the prior year.
Adjusted EBITDA for the quarter was approximately breakeven, compared to $4.6 million in last year’s first quarter.
Net loss for the quarter was $1.2 million, or $0.07 per share, compared to net income of $2.2 million, or $0.13 per share in the first quarter of fiscal 2014. Adjusted net loss was $1.1 million, or $0.06 per share, compared to adjusted net income of $2.4 million, or $0.14 per share, in the first quarter of fiscal 2014. Excluding the stock-based compensation and professional services items mentioned above, the business delivered a breakeven performance at the adjusted net income level.
Conference Call Information for Today, August 7, 2014
Annie’s will host a conference call and live webcast today, August 7, 2014 at 2:00 p.m. PT (5:00 p.m. ET). The conference call can be accessed by dialing 1-877-719-9788, or 1-719-325-4838 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations section of Annie’s corporate website at www.annies.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. Pacific Time on Thursday, August 7, 2014 until 5:00 p.m. Pacific Time on Tuesday, August 12, 2014, by dialing 1-888-203-1112 or 719-457-0820 (outside the U.S. and Canada) and entering pass code 7199090#.
About Annie’s
Annie’s, Inc. (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors, synthetic colors, and preservatives regularly used in many conventional packaged foods. Additionally, Annie’s sources ingredients so as to avoid synthetic growth hormones and genetically modified food ingredients. Today, Annie’s offers over 145 products and is present in over 35,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.
Forward-Looking Statements
Certain statements in this press release and the accompanying conference call that are not historical facts, including any statements about the Company’s targets, beliefs, plans, opportunities or expectations, such as its expectations for the remainder of fiscal 2015, growth prospects, margin improvement, price realization and operational improvements, are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases.
The forward-looking statements contained in this press release and the accompanying conference call are based on management’s current expectations, plans, known information, estimates and projections, and are subject to uncertainty, changes in circumstances and significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated.
Actual results may differ materially from the forward-looking statements contained in this press release and the accompanying conference call due to changes in economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for fiscal 2014 filed with the SEC on June 2, 2014, including risks relating to implementation of our growth strategy; our brand; our reputation; product liability claims; competition; new product introductions; ingredient and packaging costs and availability; a material weakness in our internal control over financial reporting; reliance on a limited number of distributors, retailers, contract manufacturers and third-party suppliers and an outside warehouse facility; our acquisition of Joplin Plant; economic disruptions; changes in consumer preferences; intellectual property and related disputes; regulatory compliance and independent certification; product labeling and marketing; transportation; our supply-chain; productivity initiatives; our and our customers’ inventory levels; seasonality; employee recruitment and retention; information technology systems; and our revolving credit facility. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.
Any forward-looking statement made by us in this press release or the accompanying conference call speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
Non-GAAP Financial Measures
Adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings (loss) per share are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: (1) adjusted gross margin represents gross margin adjusted for impact on gross margin due to frozen pizza recall; (2) adjusted selling, general and administrative expenses reflect selling, general and administrative expenses adjusted for impact on selling general and administrative expenses due to frozen pizza recall, costs associated with filing of a registration statement, and costs associated with the Joplin plant acquisition; (3) EBITDA represents net income (loss) plus interest expense, provision for (benefit from) income taxes, and depreciation and amortization; (4) adjusted EBITDA represents EBITDA adjusted for impact on cost of sales, and selling, general and administrative expenses due to frozen pizza recall; costs associated with the Joplin plant acquisition; costs associated with filing of a registration statement and stock-based compensation; (5) adjusted net income (loss) represents net income (loss) adjusted for impact on cost of sales, selling, general and administrative expenses and provision for income taxes due to frozen pizza; costs associated with Joplin plant acquisition, costs associated with filing of a registration statement and the provision for (benefit from) income taxes on these; and (6) adjusted diluted earnings (loss) per share represents adjusted net income (loss) divided by weighted average diluted shares of common stock.
We present adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings (loss) per share because we believe these measures provide additional metrics to evaluate our operations and, when considered with both our GAAP results and the related reconciliation to the most directly comparable GAAP measure, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings (loss) per share together with financial measures prepared in accordance with GAAP to assess our operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our core operating performance and to compare our performance to that of our peers and competitors. We believe that these non-GAAP financial measures are also useful to investors in assessing the operating performance of our business without the effect of the items described above. Adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted diluted earnings (loss) per share are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Further, our computation of these non-GAAP measures is likely to differ from methods used by other companies in computing similarly titled or defined terms, limiting the usefulness of these measures. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Annie’s, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2014	2013
Net sales	43,297	39,318
Cost of sales	31,069	24,278
Gross profit	12,228	15,040
Selling, general and administrative expenses	14,176	11,364
Income (loss) from operations	(1,948)	3,676
Interest expense	(91)	(71)
Other income (expense), net	15	26
Income (loss) before provision for (benefit from) income taxes	(2,024)	3,631
Provision for (benefit from) income taxes	(804)	1,459
Net income (loss)	(1,220)	2,172
Earnings (loss) per share —Basic	$(0.07)	$0.13
—Diluted	$(0.07)	$0.13
Weighted average shares of common stock outstanding used in computing earnings (loss) per share —Basic	17,059,147	16,869,557
—Diluted	17,059,147	17,353,222
Non-GAAP results:
Adjusted net income (loss)	$(1,098)	$2,355
Adjusted diluted earnings (loss) per share	$(0.06)	$0.14
Adjusted EBITDA	$(31)	$4,598

Annie’s, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)
`
	June 30,	March 31,
	2014	2014
ASSETS
CURRENT ASSETS:
Cash	$1,644	$17,308
Accounts receivable	17,288	18,324
Inventory	27,719	18,489
Deferred tax assets	4,077	3,312
Income tax receivable	2,472	—
Prepaid expenses and other current assets	4,661	4,277
Total current assets	57,861	61,710
Restricted cash	—	300
Property and equipment, net	13,215	6,620
Goodwill	32,105	30,809
Intangible assets, net	1,070	1,055
Deferred tax assets, long-term	4,265	3,039
Other non-current assets	105	108
Total assets	$108,621	$103,641
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,844	$7,144
Accrued liabilities	12,023	10,680

Total current liabilities	19,867	17,824
Other non-current liabilities	2,881	905
Total liabilities	22,748	18,729
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock	17	17
Additional paid-in capital	99,912	97,731
Accumulated deficit	(14,056)	(12,836)
Total stockholders’ equity	85,873	84,912
Total liabilities and stockholders’ equity	$108,621	$103,641

Annie’s, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(1,220)	$2,172
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	546	309
Stock-based compensation	1,223	293
Excess tax benefit from stock-based compensation	(321)	(370)
Accretion of imputed interest on purchase of intangible asset	36	36
Deferred taxes	(1,242)	144
Changes in operating assets and liabilities:
Accounts receivable	1,036	4,328
Inventory	(7,735)	(3,326)
Income tax receivable	(2,472)	588
Prepaid expenses, other current and non-current assets	(478)	1,418
Accounts payable	385	(1,867)
Accrued expenses and other non-current liabilities	1,982	(583)
Net cash provided by (used in) operating activities	(8,260)	3,142
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Joplin Plant	(7,508)	—
Purchase of property and equipment	(1,221)	(272)
Purchase of intangible assets	(30)	—
Restricted cash	300	—
Net cash provided by (used in) investing activities	(8,459)	(272)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	2,877	4,449
Payments under credit facility	(2,877)	(11,449)
Excess tax benefit from stock-based compensation	321	370
Proceeds from exercises of stock options	734	392
Net cash provided by (used in) financing activities	1,055	(6,238)
NET INCREASE (DECREASE) IN CASH	(15,664)	(3,368)
CASH—Beginning of period	17,308	4,930
CASH—End of period	$1,644	$1,562

Annie’s, Inc.
Reconciliation of Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses, Adjusted Net Income (Loss) to Net Income (Loss)
Adjusted Diluted Earnings (Loss) Per Share to Diluted Earnings (Loss) Per Share
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30, 2014					Three Months Ended June 30, 2013
	As Reported	Voluntary Product Recall	Other Adjustments		As Adjusted	As Reported	Voluntary Product Recall	Other Adjustments		As Adjusted
Net sales	$43,297	$—	$—		$43,297	$39,318	$—	$—		$39,318
Cost of sales	31,069	18	—		31,087	24,278	(217)	—		24,061
Gross profit	12,228	(18)	—		12,210	15,040	217	—		15,257
Selling, general and administrative expenses	14,176	—	(203)	(1)	13,973	11,364	(43)	(34)	(2)	11,287
Income (loss) from operations	$(1,948)	$(18)	$203		$(1,763)	$3,676	$260	$34		$3,970
Income (loss) before provision for (benefit from) income taxes	$(2,024)	$(18)	$203		$(1,839)	$3,631	$260	$34		$3,925
Provision for (benefit from) income taxes	(804)	(7)	70		(741)	1,459	104	7		1,570
Net income (loss)	$(1,220)	$(11)	$133		$(1,098)	$2,172	$156	$27		$2,355
Earnings (loss) per share —Basic	$(0.07)					$0.13
—Diluted	$(0.07)	$—	$0.01		$(0.06)	$0.13	$0.01	$—		$0.14
Weighted average shares of common stock outstanding used in computing earnings (loss) per share —Basic	17,059,147					16,869,557
—Diluted	17,059,147				17,059,147	17,353,222				17,353,222
________________________
(1) Represents costs associated with our acquisition of the Joplin Plant.
(2) Represents costs associated with the filing of a registration statement on Form S-3 on behalf of Solera.

Annie’s, Inc.
Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)
(unaudited)
(in thousands)

	Three Months Ended June 30,
	2014	2013
Net income (loss)	$(1,220)	$2,172
Interest expense	91	71
Provision for (benefit from) income taxes	(804)	1,459
Depreciation and amortization	546	309
EBITDA	(1,387)	4,011
(Benefit to)/ incremental cost of sales related to product recall	(18)	217
(Benefit to)/ incremental selling, general and administrative expenses related to product recall	—	43
Costs associated with acquisition of Joplin Plant	151	—
Shelf registration filing costs	—	34
Stock-based compensation	1,223	293
Adjusted EBITDA	$(31)	$4,598

Annie’s, Inc.
Net Sales by Product Category
(unaudited)
(in thousands)

	Three Months Ended June 30,
	2014	2013
Meals	$17,545	$16,672
Snacks	17,861	15,934
Dressings and condiments	5,852	6,712
Sales to Safeway under supply agreement	2,039	—
	$43,297	$39,318

CONTACT:
Ed Aaron
510-558-7574
303-868-5551
ir@annies.com